UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2008 (October 29, 2008)

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Entry into Term Loan Credit Agreement

On October 29, 2008, the Company and The Bank of Nova Scotia, Bank of America, N.A., Fifth Third Bank, and RBS Citizens, N.A. (collectively the “Term Loan Banks”) executed a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) by and among Kaman Corporation (the “Company”), the Term Loan Banks, and The Bank of Nova Scotia and Bank of America, N.A., as the Co-Administrative Agents for the Term Loan Banks. The Term Loan Credit Agreement is in addition to the Company's Revolving Credit Agreement dated as of August 5, 2005, as amended (the "Revolving Credit Agreement"), which is discussed below.

The terms of the Term Loan Credit Agreement include the following:

1)	Term Loan: A $50 million facility with a four year term, including quarterly payments of principal at the rate of 2.5% with 62.5% of the initial aggregate principal payable in the final quarter.

2)
Increase Option:  Provisions permitting the Company from time to time to incur, on two occasions, up to $50 million in aggregate amount of additional term loans with additional commitments from Banks, as they may agree, or new commitments from financial institutions acceptable to the Co-Administrative Agents and the Company in their reasonable discretion, and otherwise on terms satisfactory to the Term Loan Banks.

3)
Prepayment:  Provisions permitting the Company to prepay borrowings in whole or in part at any time without penalty, subject to reimbursement of certain Term Loan Bank costs, and otherwise on substantially the same terms as the Revolving Credit Agreement.

4)	Company Covenants: Provisions containing covenants required of the Company including various financial covenants, which are the same as those in place under the Revolving Credit Agreement,.

Please refer to Exhibit 10.1, which contains the full text of the Term Loan Credit Agreement, which is effective October 29, 2008.

Entry into Amendment No. 3 to Revolving Credit Agreement

On October 29, 2008, the Company and The Bank of Nova Scotia, Bank of America, N.A., JPMorgan Chase Bank, N.A., Keybank National Association, RBS Citizens Bank, N.A., and Webster Bank National Association (collectively the “Revolving Credit Banks”) executed Amendment No. 3 (the "Amendment") to the Revolving Credit Agreement (noted above) by and between the Company, the Revolving Credit Banks, and The Bank of Nova Scotia and Bank of America, N.A., as the Co-Administrative Agents for the Revolving Credit Banks. The Amendment acknowledges the Term Loan Credit Agreement and adopts certain provisions of the Term Loan Credit Agreement.

Please refer to Exhibit 10.2, which contains the full text of the Amendment, which is effective October 29, 2008.

The Company maintains a variety of relationships with the lenders that are parties to the Term Loan Credit Agreement and the Revolving Credit Agreement, including comprehensive banking services that involve the majority of the Company’s treasury receipt and disbursement operations, foreign currency borrowing arrangements, letter of credit and foreign exchange needs, corporate purchase card services, as well as master trust and investment advisory services for a portion of the Kaman Corporation Employees’ Pension Plan.

Item 2.02.                      Results of Operations and Financial Condition

On October 30, 2008, the Company issued a press release describing the Company's financial results for the quarter ended September 26, 2008.  A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

A conference call has been scheduled for October 31, 2008 at 11:00 a.m. EDT.  Listeners may access the conference call live over the Internet through a link on the home page of the company's website at http://www.kaman.com.

Item 9.01.                                Financial Statements and Exhibits

(c)         Exhibits

Exhibit 10.1 – Term Loan Credit Agreement dated as of October 29, 2008 among Kaman Corporation, the banks listed therein, The Bank of Nova Scotia and Bank of America, N.A., as the Co-Administrative Agents for the Banks

Exhibit 10.2 – Amendment No. 3 To Revolving Credit Agreement dated as of October 29, 2008 among Kaman Corporation, the banks listed therein, The Bank of Nova Scotia and Bank of America, N.A., as the Co-Administrative Agents for the Banks

Exhibit 99.1 – Press Release of the company regarding financial performance for the quarter ended September 26, 2008, dated October 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer

Date: October 30, 2008

KAMAN CORPORATION AND SUBSIDIARIES

Index to Exhibits

Exhibit	Description

10.1
Term Loan Credit Agreement dated as of October 29, 2008 among Kaman Corporation, the banks listed therein, The Bank of Nova Scotia and Bank of America, N.A., as the Co-Administrative Agents for the Banks
Attached

10.2
Amendment No. 3 To Revolving Credit Agreement dated as of October 29, 2008 among Kaman Corporation, the banks listed therein, The Bank of Nova Scotia and Bank of America, N.A., as the Co-Administrative Agents for the Banks
Attached

99.1	Press Release of the company regarding financial performance for the quarter ended September 26, 2008, dated October 30, 2008	Attached